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                           CONSENT OF PETER SALVATORE



          I, Peter Salvatore, consent to the reference made to me as a person to be appointed a Director of TAM Restaurants, Inc., under the caption "Management" in the Prospectus included in the Registration Statement on Form SB-2 of TAM Restaurants, Inc.



New York, New York
December 30, 1997


                                              /s/ Peter Salvatore
                                              -------------------
                                              Peter Salvatore